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                                                            EXHIBIT 10.14
                                                            -------------


                                   ADDENDUM

To the Option Agreement by and between Spark Management, Inc., a Pennsylvania corporation, and Cottonbloom, Inc., A New Mexico corporation dated September 26, 1995.

WHEREAS: The first quarterly installment under the terms of the Option Agreement, One Hundred Twenty-Five Thousand and 00/100 Dollars, is due on December 26, 1997.

WHEREAS: Spark Management desires to move the calendar of payments forward ninety (90) days. The first payment to be due on March 26, 1998 and all other payments in successive quarters as per the Option Agreement.

WHEREAS: Spark Management is in negotiations to secure permanent financing for the project underlying the Option and requires the additional time to conclude those negotiations.

WHEREAS: Cottonbloom believes it is in the best interests of all parties to grant Spark Management the additional time to conclude the negotiations.

NOW, THEREFORE, in consideration of the facts set forth in the recitals above and intending to be legally bound hereby, Cottonbloom and Spark Management agree as follows:

1. Spark Management shall be granted an extension until January 31, 1998.

2. If Spark Management has identified a financing source and is in final negotiations prior to January 31, 1998, Spark shall pay $10,000 against interest due under the Option Agreement and have an additional sixty (60) days to complete the financing agreement.

3. The first payment due under the Option Agreement, provided Spark Management is granted the additional sixty (60) day extension, is hereby reset to March 26, 1998.

4. All succeeding quarterly payments shall fall on the last day of the quarter following the prior payment.


Dated this 24th day of December, 1997.



     /s/ George Hensley                       /s/ R. Edwin Morgan
     --------------------                     --------------------------
     for Cottonbloom, Inc                     For Spark Management, Inc.

                                                                        12/24/97